News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Senior Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Net Income Growth
for Third Quarter 2012

MOULTRIE, GEORGIA, October 19, 2012 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the third quarter ended September 30, 2012.

Third Quarter and Nine-Month Income Highlights

•	Net income was $421 thousand in the 2012 third quarter, or $0.17 per diluted share, compared with $99 thousand, or $0.04 per diluted share in the third quarter of 2011. The increase was the result of a $375 thousand reduction in the Company’s provision for loan losses.
•	For the nine months ended September 30, 2012, net income was $1.3 million, or $0.51 per diluted share, a 21.8% increase, when compared with $1.1 million, or $0.42 per diluted share for the same period in the prior year.
•	Net interest margin grew to 4.32% for the third quarter of 2012 and 4.22% for the first nine months of 2012, up 19 and 17 basis points, compared with the respective prior-year periods. Strengthened net interest margin was mainly attributed to continued loan growth.
•	Net interest income after provision for loan losses increased 29.4%, to $2.9 million, from $2.2 million in the 2011 third quarter.

Balance Sheet Trends and Asset Quality

•	Total assets at September 30, 2012 were $332.2 million, an increase of 13.1%, or $38.5 million from September 30, 2011.
•	Total loans increased $20.0 million, or 11.0%, to $202.5 million, compared with the same period last year. The growth in loans was funded by increases in noninterest-bearing deposits.
•	Total deposits grew $40.8 million to $277.7 million at September 30, 2012, an increase of 17.2% from the third quarter of 2011.
•	Non-performing asset ratio was 0.78% at September 30, 2012, a 154 basis point improvement when compared with 2.32% at the end of the third quarter 2011.

Capital Management

•	The Company has a total risk based capital ratio of 15.63%, measurably above the federal “well capitalized” standard.
•	Return on equity increased to 5.76% compared with 1.39% in the third quarter of 2011.
•	Tangible book value per share at September 30, 2012, was $11.28, up 4.1% from the end of the third quarter of 2011.

DeWitt Drew, President and CEO commented, “We are experiencing solid net income growth this year, due mostly to increased loans and noninterest bearing deposits combined with improved credit costs.  While other expenses are high, we believe our investment in people and infrastructure in growing communities will allow us to continue to grow at a reasonable pace.”

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Dividends

In September 2012, the Corporation paid a third quarter cash dividend of $0.04 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 84 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $332 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Company’s actual results to differ materially from such statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	September 30,	December 31,	September 30,
	2012	2011	2011
ASSETS
Cash and due from banks	$7,568	$6,552	$5,602
Interest-bearing deposits in banks	27,525	14,498	6,862
Certificates of deposit in other banks	1,715	980	0
Investment securities available for sale	13,918	28,641	31,945
Investment securities held to maturity	57,193	52,339	45,297
Federal Home Loan Bank stock, at cost	1,447	1,787	1,943
Loans, less unearned income and discount	202,483	181,302	182,442
Allowance for loan losses	(2,745)	(3,100)	(2,903)
Net loans	199,738	178,202	179,539
Premises and equipment	10,567	9,942	9,669
Foreclosed assets, net	1,837	2,358	2,365
Intangible assets	381	547	602
Bank owned life insurance	4,722	4,593	4,537
Other assets	5,621	5,211	5,393
Total assets	$332,232	$305,650	$293,754
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$42,975	$29,841	$27,314
Money market	38,840	45,638	46,411
Savings	25,688	24,367	24,411
Certificates of deposit $100,000 and over	39,721	32,629	31,274
Other time accounts	57,343	59,950	60,116
Total interest-bearing deposits	204,567	192,425	189,526
Noninterest-bearing deposits	73,084	56,486	47,361
Total deposits	277,651	248,911	236,887

Other borrowings	2,000	2,000	2,000
Long-term debt	20,000	22,000	22,000
Accounts payable and accrued liabilities	3,462	4,188	4,651
Total liabilities	303,113	277,099	265,538
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	20,123	19,133	18,736
Accumulated other comprehensive income	(885)	(463)	(401)
Total	55,233	54,665	54,330
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	29,119	28,551	28,216
Total liabilities and shareholders' equity	$332,232	$305,650	$293,754

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2012*	2011*	2012*	2011*
Interest income:
Interest and fees on loans	$2,921	$2,605	$8,403	$7,708
Interest and dividend on securities available for sale	136	297	560	1,190
Interest on securities held to maturity	362	312	1,097	878
Dividends on Federal Home Loan Bank stock	6	4	22	11
Interest on deposits in banks	12	7	42	27
Interest on certificates of deposit in other banks	5	0	13	0
Total interest income	3,442	3,225	10,136	9,815

Interest expense:
Interest on deposits	274	324	843	1,070
Interest on federal funds purchased	0	0	0	2
Interest on other borrowings	18	13	40	30
Interest on long-term debt	177	191	556	590
Total interest expense	469	529	1,439	1,693
Net interest income	2,973	2,696	8,698	8,122
Provision for loan losses	105	480	315	780
Net interest income after provision for losses on loans	2,868	2,216	8,383	7,342

Non-interest income:
Service charges on deposit accounts	320	360	920	1,033
Income from trust services	51	53	153	164
Income from retail brokerage services	81	73	282	248
Income from insurance services	272	273	975	935
Income from mortgage banking services	340	346	1,358	1,119
Provision for foreclosed property losses	(75)	(75)	(225)	(225)
Net gain (loss) on the sale or disposition of assets	16	(111)	(80)	(164)
Net gain on the sale of securities	0	156	338	377
Net loss on the impairment of equity securities	0	0	0	(12)
Other income	158	113	534	450
Total noninterest income	1,163	1,188	4,254	3,924

Non-interest expense:
Salary and employee benefits	2,030	1,966	6,732	5,782
Occupancy expense	261	262	742	717
Equipment expense	239	216	683	578
Data processing expense	277	257	840	775
Amortization of intangible assets	54	56	166	164
Other operating expense	690	624	1,964	1,970
Total non-interest expense	3,551	3,381	11,126	9,985

Income before income tax expense	480	24	1,510	1,281
Provision for income taxes	59	(75)	213	216
Net income	$421	$99	$1,297	$1,065

Net income per share, basic	$0.17	$0.04	$0.51	$0.42
Net income per share, diluted	$0.17	$0.04	$0.51	$0.42
Dividends paid per share	$0.04	$—	$0.12	$0.10
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,875

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At September 30	2012	2011
Assets	$332,232	$293,754
Loans, less unearned income & discount	$202,483	$182,442
Deposits	$277,651	$236,887
Shareholders' equity	$29,119	$28,216

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Performance Data & Ratios
Net income	$421	$99	$1,297	$1,065
Earnings per share, basic	$0.17	$0.04	$0.51	$0.42
Earnings per share, diluted	$0.17	$0.04	$0.51	$0.42
Dividends paid per share	$0.04	$—	$0.12	$0.10
Return on assets	0.53%	0.13%	0.54%	0.46%
Return on equity	5.76%	1.39%	5.93%	5.13%
Net interest margin (tax equivalent)	4.32%	4.13%	4.22%	4.05%
Dividend payout ratio	24.23%	0.00%	23.58%	23.93%
Efficiency ratio	82.69%	84.35%	82.98%	80.63%

Asset Quality Data & Ratios
Total non-performing loans	$669	$4,286	$669	$4,286
Total non-performing assets	$2,576	$6,803	$2,576	$6,803
Net loan charge offs	$270	$488	$670	$631
Reserve for loan losses to total loans	1.36%	1.59%	1.36%	1.59%
Non-performing loans/total loans	0.33%	2.35%	0.33%	2.35%
Non-performing assets/total assets	0.78%	2.32%	0.78%	2.32%
Net charge offs / average loans	0.54%	1.08%	0.47%	0.49%

Capital Ratios
Average common equity to average total assets	9.14%	9.41%	9.10%	8.93%
Tier 1 capital ratio	14.38%	15.11%	14.38%	15.11%
Tier 1 leverage ratio	9.27%	9.28%	9.27%	9.28%
Total risk based capital ratio	15.63%	16.36%	15.63%	16.36%
Book value per share	$11.43	$11.07	$11.43	$11.07
Tangible book value per share	$11.28	$10.84	$11.28	$10.84

Quarterly	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Averages	2012	2012	2012	2011	2011

Assets	$319,266	$319,525	$322,726	$300,863	$302,256
Loans, less unearned income & discount	$199,145	$190,142	$180,796	$180,567	$179,093
Deposits	$263,747	$262,095	$265,993	$243,893	$245,051
Equity	$29,194	$29,343	$28,984	$28,458	$28,446
Return on assets	0.53%	0.38%	0.71%	0.53%	0.13%
Return on equity	5.76%	4.16%	7.88%	5.57%	1.39%
Net income	$421	$305	$571	$396	$99
Net income per share, basic	$0.17	$0.12	$0.22	$0.16	$0.04
Net income per share, diluted	$0.17	$0.12	$0.22	$0.16	$0.04
Dividends paid per share	$0.04	$0.04	$0.04	$—	$—

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